UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2006

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC. FORM 8-K April 3, 2006

Item 8.01 Other Events

On March 28, 2006, First Midwest closed its sale of U.S. $100,000,000 aggregate principal amount of its Subordinated Notes due April 1, 2016 at an interest rate of 5.85% (the "Notes"). The Notes were issued pursuant to that certain Subordinated Debt Indenture dated as of March 1, 2006 between First Midwest and U.S. Bank National Association, as trustee. The Notes have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (Nos. 333-132137) previously filed with the Securities and Exchange Commission under the Act. Copies of the Indenture and form of the Note are attached hereto as an exhibit and incorporated herein by reference.

On April 3, 2006, First Midwest Bancorp, Inc. announced that it has completed it acquisition of Bank Calumet, Inc., a bank holding company headquartered in Hammond, Indiana. This press release, dated April 3, 2006, is attached as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits
The following exhibits are filed as part of this report:
(a) and (b) not applicable
(c) Exhibit No. Description

4.1	Subordinated Debt Indenture by and between First Midwest and U.S. Bank National Association, as trustee.
4.2	Form of Note
10	Savings and Profit Sharing Plan Amendment
99	Press Release issued by the Company dated April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: April 3, 2006	/s/ MICHAEL L. SCUDDER
Michael L. Scudder Executive Vice President

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